SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

October 24, 2006
Date of Report (Date of earliest event reported)

Schiff Nutrition International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2002 South 5070 West Salt Lake City, Utah		84104-4726
(Address of principal executive offices)		(Zip Code)

(801) 975-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

At the registrant’s 2006 Annual Meeting of Stockholders held October 24, 2006, the registrant’s stockholders approved an amendment (the “Amendment”) to the registrant’s 2004 Incentive Award Plan (the “2004 Plan”) that relates primarily to revising the equity compensation for the registrant’s non-employee directors. The Amendment was previously approved, subject to stockholder approval on certain matters, by the registrant’s Compensation Committee and Board of Directors (the “Board”). The Amendment (i) changes the name of the 2004 Plan to reflect the changed name of the registrant, (ii) revises the non-employee director equity grant provisions, and (iii) provides that awards may be granted under the 2004 Plan in lieu of the payment of director fees or employee compensation.

Specifically, the Amendment (i) eliminates the initial grant of options covering 20,000 shares of Class A common stock to non-employee directors upon initial appointment or election to the Board and replaces it with the initial grant of restricted stock or restricted stock units with a fair market value on the grant date of $40,000 (subject to adjustment from time to time by the Board), and (ii) eliminates the annual grant of options covering 12,500 shares of Class A common stock to non-employee directors and replaces it with the annual grant of restricted stock or restricted stock units with a fair market value on the grant date of $50,000 (subject to adjustment from time to time by the Board). These restricted stock and restricted stock units will vest, similar to the former options, in equal annual installments over an approximate three year period. The Amendment also replaces the immediately vested options covering 15,000 shares of Class A common stock that were granted after the completion of each period of three year service on the Board (other than with respect to the current three year period), with restricted stock or restricted stock units granted on the first day of each period of three year service on the Board (other than the current three year period) with a fair market value on the grant date of $60,000 (subject to adjustment from time to time by the Board). These restricted stock and restricted stock units will cliff vest in one installment on the last day of the respective period of three year service on the Board. Upon completion of the current period of three year service on the Board (for which no options, restricted stock, or restricted stock units have been granted), each non-employee director will be granted immediately vested options covering 15,000 shares of Class A common stock.

Accordingly, on October 24, 2006, each of the registrant’s non-employee directors, Messrs. Corey, Kimmel, McDermott and Powell, was granted 8,090 restricted stock units (the “Units”) with a fair market value of $50,000 based on the closing price of the registrant’s Class A common stock as reported by the New York Stock Exchange on the day immediately preceding the grant ($6.18), as required by the 2004 Plan. The Units convert into Class A common stock of the registrant on a one-for-one basis and vest in three equal annual installments commencing October 24, 2007. The shares of Class A common stock are issuable on a deferred basis after vesting, based on the issuance date elected by each non-employee director. Each of the directors have elected to generally defer the issuance of vested shares until after his completion of service as a director of the registrant.

The foregoing description is qualified in its entirety by reference to the full texts of (i) the 2004 Plan (filed by the registrant as an Exhibit to the Definitive Proxy Statement on Form 14A filed September 28, 2004), (ii) the Amendment (filed by the registrant as an Exhibit to the Definitive Proxy Statement on Form 14A filed September 27, 2006), (iii) the Form of Restricted Stock Unit Agreement for Directors attached hereto as Exhibit 10.1, and (iv) the Form of Restricted Stock Agreement for Directors attached hereto as Exhibit 10.2.

Item 9.01.     Financial Statements and Exhibits.

(c) Exhibits

10.1	Form of Restricted Stock Unit Agreement for Directors
10.2	Form of Restricted Stock Agreement for Directors

The information in the Exhibits hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or the Securities and Exchange Commission’s rules and regulations, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHIFF NUTRITION INTERNATIONAL, INC.

By:	/s/ JOSEPH W. BATY
Name: Joseph W. Baty
Title: Executive Vice President and Chief Financial Officer
Date: October 30, 2006

INDEX TO EXHIBITS

Item Number	Exhibit
10.1	Form of Restricted Stock Unit Agreement for Directors
10.2	Form of Restricted Stock Agreement for Directors